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                                                                     EXHIBIT (1)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We Consent to the incorporation by reference in the registration statement of Rhone-Poulenc Rorer Inc. on Form S-8 (Registration No. 33-18701) of our report dated June 24, 1998 on our audit of the financial statements and supplemental schedules of Fisons Corporation Thrift Plan as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 11-k.



                                             /s/  COOPERS & LYBRAND L.L.P.
                                           ---------------------------------
                                                  Coopers & Lybrand L.L.P.



Philadelphia, Pennsylvania
June 24, 1998